SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is effective as of the date of last signature (the “Effective Date”), between The University of Texas M.D. Anderson Cancer Center (“MD Anderson”) on the one hand, and Alaunos Therapeutics Inc. f/k/a Ziopharm Oncology, Inc. (“Alaunos”), on the other, for the purpose of resolving by compromise and settlement certain disputes as set forth below, upon the terms and consideration set forth below, the sufficiency of which the parties hereto acknowledge and affirm. MD Anderson and Alaunos may be referred to herein, from time to time, individually as a “Party” and collectively as the “Parties.”

WHEREAS, MD Anderson and Alaunos entered into that certain 2019 Research and Development Agreement (the “2019 Agreement”) effective on October 22, 2019, as amended.

WHEREAS, Alaunos defaulted in paying invoice numbers GRN0602575, GRN0602743, GRN0603462, and GRN0621753, totaling $285,055.68 (the “Unpaid Invoices”) under the 2019 Agreement.

WHEREAS, on June 18, 2025, and on November 4, 2025, MD Anderson sent demand letters for the Unpaid Invoices.

WHEREAS, on November 12, 2025, the Parties reached a compromise to resolve payment of the Unpaid Invoices without litigation.

WHEREAS, pursuant to this Agreement, the Parties wish to fully resolve and settle all disputes relating to the Unpaid Invoices as provided herein.

WHEREAS, the Parties acknowledge and agree that protocol number 2006-0676, Principal Investigator Partow Kebriaei, entitled “Long-Term Follow-Up Study of Recipients of Gene Transfer Research Protocols” (“Protocol 2006-0676”) is still active as of the time this Agreement is entered into.

1.
Settlement Payment. Alaunos shall pay to MD Anderson the total sum of Two Hundred Eighty Thousand Fifty-Five Dollars and Sixty-Eight Cents ($285,055.68) (the “Settlement Payment”) for the Unpaid Invoices in strict accordance with the following schedule:
●
$142,527.84 on or before December 30, 2025;
●
$28,505.57 on or before January 30, 2026;
●
$ 28,505.57 on or before February 28, 2026;
●
$ 28,505.57 on or before March 30, 2026;
●
$ 28,505.57 on or before April 30, 2026; and
●
$ 28,505.57 on or before May 30, 2026.
2.
MD Anderson - General Release of Claims. For and in consideration of the compensation and promises set forth in Section 1, and the other promises, agreements and undertakings contained herein, MD Anderson, on behalf of itself and its affiliates, predecessors, successors and assigns, and any past or present officer, employee, attorney, The University of Texas System and its Board of Regents (the “MD Anderson Parties”), does hereby generally waive, release, and discharge Alaunos, and any of the foregoing entities’ parents, subsidiaries, affiliates, predecessors, successors and assigns, and any past or present officer, director, employee, owner, shareholder, manager, member, insurer, vendor, contractor, and attorney of the foregoing entities (collectively, the “Alaunos Parties”), from the claims that it had or now has (except any claims that cannot be waived by law) through the Effective Date against the Alaunos Parties arising from or relating to the Unpaid Invoices. Notwithstanding any other provision of this Agreement, this release does not waive or release any claim for breach or enforcement of this Agreement or claim that may not be waived or released under applicable law. This release expressly does not apply or extend to any claims, demands, or complaints the MD Anderson Parties may have that arise separate, apart from, or outside the Unpaid Invoices, including without limitation those relating to Protocol 2006-0676.
3.
Alaunos - General Release of Claims. For and in consideration of the compensation and promises set forth in Section 1, and the other promises, agreements and undertakings contained herein, the Alaunos Parties do hereby generally waive, release, and discharge the MD Anderson Parties from any and all claims they have had or now have (except any claims that cannot be waived by law) through the Effective Date against the MD Anderson Parties arising under the 2019 Agreement. Notwithstanding any other provision of this Agreement, this release does not waive or release any claim for breach or enforcement of this Agreement or claim that may not be waived or released under applicable law. This release expressly does not apply or extend to any claims, demands, or complaints the Alaunos Parties may have that arise separate, apart from, or outside the Unpaid Invoices, including without limitation those relating to Protocol 2006-0676.

4.
Entire Agreement; Amendment. Each Party acknowledges and agrees that no promise or inducement has been offered to the other for signing this Agreement other than the promises contained herein and the consideration described in Sections 1–3 above; that this Agreement is signed by such Party without reliance upon any statement or representation of the other Party or its attorneys or representatives, concerning the nature and extent of any possible claim(s); that this Agreement contains the entire agreement between the Parties and supersedes any prior or contemporaneous oral or written statements or understandings; that the terms of this Agreement are contractual in nature and not a mere recital; and that the Parties are legally competent to sign this Agreement and accept your full responsibility under it. This Agreement may be modified or amended only by a written instrument executed jointly by MD Anderson and Alaunos. It may not be amended, modified, changed, or added to in any manner or fashion by oral statements, acts or conduct.
5.
Knowledge & Understanding. By executing this Agreement and as a condition precedent to any obligations or liabilities of the Parties, the Parties expressly acknowledge, represent, and warrant that they (i) are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (ii) have been provided with the opportunity to discuss all aspects of this

Agreement with their respective attorneys, have had the opportunity to engage their own legal counsel of their own choice, and have in fact done so; (iii) have made their own investigation of the facts, have had a full opportunity to review the terms of this Agreement, and have and are relying solely upon their own knowledge and the advice of their own legal counsel; (iv) have carefully read and understood all of the provisions of this Agreement and are entering into this Agreement freely and voluntarily; (v) knowingly waive any claim that this Agreement was induced by any misrepresentation, omission, or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown; (vi) are the lawful owners of the claims and the potential claims released in this Agreement; (vii) have full capacity and authority to settle, compromise, and release their claims and potential claims and to enter into this Agreement; (viii) no other person or entity has inherited, acquired, or has been assigned, or will in the future inherit, acquire, or have any right to assert any portion of the claims or potential claims released in this Agreement; and (ix) they know of no other person or entity that intends to assert a claim by, through, under, or on behalf of any Party. The Parties stipulate that the other Parties are relying upon these representations and warranties in entering into this Agreement. These representations and warranties shall survive the execution of this Agreement.

6.
Governing Law and Venue. This Agreement and the rights and duties of the Parties under it will be governed by and construed in accordance with the laws of the State of Texas, without reference to conflict of law rules or principles. Any and all disputes related to or arising out of this Agreement shall be decided solely and exclusively by the state or federal courts located in Harris County, Texas. If any action is brought to enforce this Agreement, or is brought in connection with any dispute arising out of this Agreement or the claims which are the subject of this Agreement, the prevailing party shall be entitled to recover damages, fees, and other costs incurred in such litigation which it may prove are the direct and proximate result of any breach hereof, in addition to any other relief to which that party may be entitled by law.
7.
Severability. If any provision of this Agreement is determined by any court, tribunal, or arbitrator to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect and be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. The remedies provided herein are cumulative and not exclusive of any remedies provided by applicable law.
8.
No Presumption. This Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
9.
Counterparts/Electronic Transmission. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument, and exchanged by electronic transmission.
10.
Successors and Assigns. This Agreement shall apply to, inure to the benefit of, and be binding upon the Parties and their respective successors, heirs, and assigns.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, AND DECLARE THAT, BY PLACING THEIR RESPECTIVE SIGNATURES BELOW, THEY FULLY UNDERSTAND AND ACCEPT ITS PROVISIONS IN THEIR ENTIRETY AND WITHOUT RESERVATION.

THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER

Name: Omer Sultan

Title: SVP & CFO

Date: 12/17/2025

THE UNIVERSITY OF TEXAS SYSTEM OFFICE OF GENERAL COUNSEL

Name: Daniel H. Sharphorn

Title: Vice Chancellor and General Counsel

Date: December 16, 2025

ALAUNOS THERAPETICS, INC (F/K/A ZIOPHARM ONCOLOGY, INC).

Name: Holger Weis

Title: Chief Executive Officer

Date: December 15, 2025

MD ANDERSON USE ONLY:

Reviewed and Approved as to Form by MD Anderson Legal Services for MD Anderson

Name: Seth Miller